Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2010 relating to the financial statements, financial statement schedule, management’s report on internal control over financial reporting, and the effectiveness of internal control over financial reporting, which appears in Panera Bread Company’s Annual Report on Form 10-K for the year ended December 29, 2009.

/s/ PricewaterhouseCoopers LLP St. Louis, Missouri
August 11, 2010